Exhibit 99.1

Contact: Samir Ali Sr. Director, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Second Quarter 2017 Results

•	Net income of $15.9 million, or $0.12 per diluted share

•	Adjusted net income of $62.3 million, or $0.45 per diluted share

HOUSTON, July 31, 2017 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the second quarter of 2017:

	Three Months Ended
Thousands of dollars, except per share data	June 30, 2017	March 31, 2017	Change
Total revenues	$399,289	$374,226	7%
Operating income	20,824	50,859	(59)%
Adjusted operating income	92,092	50,859	81%
Net income	15,949	23,539	(32)%
Adjusted net income	62,273	23,539	165%
Earnings per diluted share	$0.12	$0.17	(29)%
Adjusted earnings per diluted share	$0.45	$0.17	165%

“I am pleased with our second quarter results with adjusted earnings per share of $0.45,” said Marc Edwards, President and Chief Executive Officer. “Though the market remains challenged, Diamond Offshore secured two new contracts this quarter. Further, our operational efficiency continues to improve on the back of Pressure Control by the Hour®.”

Results for the second quarter were impacted by impairment charges and related taxes of $46 million or $0.33 per diluted share, relating to the carrying value of two semisubmersible rigs.

As of June 30, 2017, the Company’s total contracted backlog was $2.9 billion, which represents 22 rig years of work.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839, for international callers. The conference ID number is 48696379. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Contract drilling	$392,170	$357,409	$755,727	$800,932
Revenues related to reimbursable expenses	7,119	31,338	17,788	58,358

Total revenues	399,289	388,747	773,515	859,290

Operating expenses:
Contract drilling, excluding depreciation	196,217	198,336	399,740	411,177
Reimbursable expenses	6,790	16,527	17,268	43,318
Depreciation	85,982	105,016	179,211	209,256
General and administrative	19,010	18,139	36,493	33,537
Impairment of assets	71,268	678,145	71,268	678,145
Gain on disposition of assets	(802)	(747)	(2,148)	(1,043)

Total operating expenses	378,465	1,015,416	701,832	1,374,390

Operating income (loss)	20,824	(626,669)	71,683	(515,100)

Other income (expense):
Interest income	396	269	571	442
Interest expense	(27,251)	(24,156)	(54,847)	(49,672)
Foreign currency transaction (loss) gain	(927)	(3,513)	160	(7,121)
Other, net	(62)	(12,046)	(125)	(11,468)

(Loss) income before income tax benefit	(7,020)	(666,115)	17,442	(582,919)
Income tax benefit	22,969	76,178	22,046	80,407

Net income (loss)	$15,949	$(589,937)	$39,488	$(502,512)

Income (loss) per share	$0.12	$(4.30)	$0.29	$(3.66)

Weighted-average shares outstanding:
Shares of common stock	137,224	137,170	137,199	137,166
Dilutive potential shares of common stock	3	—	36	—

Total weighted-average shares outstanding	137,227	137,170	137,235	137,166

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
REVENUES
Floaters:
Ultra-Deepwater	$282,535	$243,465	$214,102
Deepwater	66,905	67,943	67,191
Mid-Water	36,543	48,285	56,694

Total Floaters	385,983	359,693	337,987
Jack-ups	6,187	3,864	19,422

Total Contract Drilling Revenue	$392,170	$363,557	$357,409

Revenues Related to Reimbursable Expenses	$7,119	$10,669	$31,338

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$136,661	$141,873	$127,185
Deepwater	31,340	33,080	34,776
Mid-Water	15,771	19,267	25,862

Total Floaters	183,772	194,220	187,823
Jack-ups	6,978	5,323	6,876
Other	5,467	3,980	3,637

Total Contract Drilling Expense	$196,217	$203,523	$198,336

Reimbursable Expenses	$6,790	$10,478	$16,527

OPERATING INCOME (LOSS)
Floaters:
Ultra-Deepwater	$145,874	$101,592	$86,917
Deepwater	35,565	34,863	32,415
Mid-Water	20,772	29,018	30,832

Total Floaters	202,211	165,473	150,164
Jack-ups	(791)	(1,459)	12,546
Other	(5,467)	(3,980)	(3,637)
Reimbursable expenses, net	329	191	14,811
Depreciation	(85,982)	(93,229)	(105,016)
General and administrative expense	(19,010)	(17,483)	(18,139)
Impairment of assets	(71,268)	—	(678,145)
Gain on disposition of assets	802	1,346	747

Total Operating Income (Loss)	$20,824	$50,859	$(626,669)

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$160,969	$156,233
Accounts receivable, net of allowance for bad debts	311,517	247,028
Prepaid expenses and other current assets	107,690	102,146
Asset held for sale	—	400

Total current assets	580,176	505,807

Drilling and other property and equipment, net of accumulated depreciation	5,490,158	5,726,935
Other assets	122,929	139,135

Total assets	$6,193,263	$6,371,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$—	$104,200
Other current liabilities	157,091	236,299
Long-term debt	1,981,458	1,980,884
Deferred tax liability	143,619	197,011
Other liabilities	119,277	103,349
Stockholders’ equity	3,791,818	3,750,134

Total liabilities and stockholders’ equity	$6,193,263	$6,371,877

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2017	2016
Operating activities:
Net income (loss)	$39,488	$(502,512)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	179,211	209,256
Loss on impairment of assets	71,268	678,145
Deferred tax provision	(54,425)	(162,531)
Other	28,883	7,093
Net changes in operating working capital	(87,544)	76,019

Net cash provided by operating activities	176,881	305,470

Investing activities:
Capital expenditures (including rig construction)	(71,889)	(533,412)
Proceeds from disposition of assets, net of disposal costs	4,077	167,298
Other	23	4,592

Net cash used in investing activities	(67,789)	(361,522)

Financing activities:
(Repayment of) proceeds from short-term borrowings, net	(104,200)	40,711
Other	(156)	(408)

Net cash (used in) provided by financing activities	(104,356)	40,303

Net change in cash and cash equivalents	4,736	(15,749)
Cash and cash equivalents, beginning of period	156,233	119,028

Cash and cash equivalents, end of period	$160,969	$103,279

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Second Quarter			First Quarter			Second Quarter
	2017			2017			2016
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Ultra-Deepwater Floaters	$436	59%	97.1%	$450	50%	91.1%	$452	47%	86.7%
Deepwater Floaters	$270	45%	96.0%	$260	48%	96.6%	$301	35%	100.0%
Mid-Water Floaters	$397	20%	100.0%	$268	40%	100.0%	$313	30%	99.4%
Jack-ups	$75	86%	90.8%	$75	29%	99.9%	$335	13%	100.0%
Fleet Total			96.6%			94.3%			92.7%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes three ultra-deepwater and three deepwater semisubmersible rigs that are cold stacked.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude the second quarter 2017 and 2016 asset impairments, as well as the related tax effects thereof, and other discrete tax items are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	June 30,	June 30,
	2017	2016
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income:
(In thousands)

As reported operating income (loss)	$20,824	$(626,669)

Impairments and other charges:
Impairment of rigs and associated inventory (1)	71,268	678,145

Adjusted operating income	$92,092	$51,476

Reconciliation of As Reported Net Income (Loss) to Adjusted Net Income:
(In thousands)

As reported net income (loss)	$15,949	$(589,937)

Impairments and other charges:
Impairment of rigs and associated inventory (1)	71,268	678,145
Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (2)	(24,944)	(143,165)
Discrete tax items (3)	—	77,252

Adjusted net income	$62,273	$22,295

	Three Months Ended
	June 30, 2017	June 30, 2016
Reconciliation of As Reported Income (Loss) per Diluted Share to Adjusted Earnings per Diluted Share:

As reported income (loss) per diluted share	$0.12	$(4.30)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	0.51	4.94

Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (2)	(0.18)	(1.04)
Other discrete tax items (3)	—	0.56

Adjusted earnings per diluted share	$0.45	$0.16

(1)	Represents the aggregate amount of impairment losses recognized during (i) the second quarter of 2017 related to two semisubmersible drilling rigs and (ii) the second quarter of 2016 related to eight drilling rigs and associated inventory.
(2)	Represents the income tax effects of the aggregate impairment losses recognized in the second quarters of 2017 and 2016. The income tax effects of the impairment losses have been calculated on a discrete tax basis, utilizing the statutory tax rates for the applicable tax jurisdictions of the rig-owning companies. We believe that this approach provides investors and others with useful information regarding the actual tax impact of these transactions when the appropriate tax returns are filed with the taxing authorities.
(3)	Represents the aggregate of certain discrete income tax adjustments recognized during the second quarter of 2016, primarily related to valuation allowances for current and prior year tax assets associated with foreign tax credits, which we no longer expect to be able to utilize to offset income taxes in the U.S. tax jurisdiction.